
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND CONSOLIDATED BALANCE SHEETS AND
IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                           1,759
<SECURITIES>                                         0
<RECEIVABLES>                                   16,431
<ALLOWANCES>                                       508
<INVENTORY>                                      8,674
<CURRENT-ASSETS>                                28,787
<PP&E>                                          52,194
<DEPRECIATION>                                  30,683
<TOTAL-ASSETS>                                  58,115
<CURRENT-LIABILITIES>                           22,418
<BONDS>                                            444
<COMMON>                                         3,167
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      14,888
<TOTAL-LIABILITY-AND-EQUITY>                    58,115
<SALES>                                         47,083
<TOTAL-REVENUES>                                47,083
<CGS>                                           36,218
<TOTAL-COSTS>                                   36,218
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 421
<INCOME-PRETAX>                                (1,224)
<INCOME-TAX>                                     (516)
<INCOME-CONTINUING>                              (708)<F1>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     (708)<F1>
<EPS-PRIMARY>                                    (.45)
<EPS-DILUTED>                                    (.45)

<F1>Included in the 1995 net loss is $330,000 attributable to the after tax effect of a reserve for termination costs in conjunction with the resignation of the Company's former President and CEO and the termination of certain other employees. Also included in the second quarter 1995 results is a $300,000 favorable adjustment attributable to the tax carry back of certain components of prior year net operating losses to years in which the tax rate was 46%.

